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                                                                   Exhibit 10.37

                           PURCHASE AND SALE AGREEMENT
                           ---------------------------

     THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into as of the "Effective Date" which shall be the later date that Buyer or Seller executes and dates this agreement, by and between Nobel Learning Communities, Inc., a Delaware corporation, ("Seller"), and Partnership With Parents, Inc, an Arizona non-profit corporation ("Buyer"), with reference to the following facts.

                                    RECITALS
                                    --------

     A. Seller is the owner of that certain real property located at 5821 West Beverly Lane, Glendale, Arizona, 85306, described in Exhibit "A" attached hereto, including all building and improvements located thereon (the "Improvements") (collectively, the "Property").

     B. Seller is engaged in the business of operating a charter school on the Property ("Business"). Seller also owns tangible and intangible property in connection therewith ("Personal Property"), which will also be purchased by Buyer, a list of which is to be delivered to Buyer pursuant to Section 5.13(vi) hereof.

     C. Seller has agreed to grant Buyer a license for the use of the existing Desert Heights Charter School curriculum, on the terms and conditions set forth herein.

     D. Seller and Buyer desire to effectuate the sale of the Property in accordance with the terms and provisions hereinafter contained in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Sale of the Property. At the Closing (as defined below) and on the terms and conditions contained herein, Seller shall sell to Buyer and Buyer shall buy from Seller the Property, the Business and the Personal Property.

     2.   Purchase Price.

          2.1. The purchase price for the Property shall be Four Million Two Hundred Thousand and No/100 Dollars ($4,200,000.00) (the "Purchase Price").

     3. Escrow. Buyer shall deposit Twenty Five Thousand Dollars ($25,000.00) of the Purchase Price ("Deposit") into the escrow account ("Escrow Account") opened with Security Title Agency ("Escrow Holder"), located at 80 East Rid Salado, Suite 517, Tempe, Arizona 85281. The Deposit shall be placed by the Escrow Holder into an interest bearing bank account. Until the Closing, all interest earned thereon and on any other sums deposited by Buyer shall accrue to Buyer. In the event the escrow is terminated prior to the Closing for any reason other than the default of Buyer, the Escrow Holder shall return the Deposit and any other sums so deposited to Buyer, along with any accrued interest. If Closing is not held by reason of Buyer's default as provided for in Section 9, then the Deposit, together with all interest earned thereon, shall be paid over to Seller and shall be retained by Seller. Upon Closing of the transaction, the balance of the Purchase Price shall be paid in cash, by certified check or wire transfer, at Closing.

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     4.   Inspection Period.

          4.1. Buyer, in Buyer's sole discretion, may terminate this Agreement by written notice to Seller (with a copy to Escrow Agent) which is effective on any business day on or before 5:00 p.m., local time, on the date of expiration of the Inspection Period (as defined herein). For purposes of this Agreement, the "Inspection Period" shall mean the period that begins on the Effective Date of this Agreement and ends at 5:00 pm, local time, on the thirtieth (30/th/) day after the Effective Date hereof. In the absence of such written notice of termination by Buyer, timely furnished on or before the expiration of the Inspection Period, the condition and contingency provided for in this Section
4.1 no longer shall be applicable and this Agreement shall continue in full force and effect as if the condition and contingency herein contained were not a part hereof.

          4.2. During the Inspection Period, Buyer shall have the right to conduct all physical inspections of the Property which Buyer deems appropriate in connection with the purchase hereunder, including the "Phase I Report" (as defined in Section 5.12 hereof), which is to be provided by the Seller within the first 21 days of the Inspection Period pursuant to Section 5.12 hereof. Buyer shall have seven (7) days from the date of receipt of the Phase I Report in which to notify Seller in writing that Buyer has approved or disapproved the Phase I Report. If such written notice has not been received by Seller within that 7 day period, then the Phase I Report shall be deemed approved. Seller shall permit Buyer and Buyer's agents, engineers and consultants to enter upon the Property at reasonable times for the purpose of performing such inspections and testing, provided that (a) Buyer shall repair, at its sole expense, any damage to the Property caused by or in connection with its inspection of the Property, and (b) Buyer shall indemnify, hold harmless and defend Seller from and against all loss, liability, damage, litigation, sums paid in settlement of any of the foregoing and cost (including without limitation attorneys' fees and disbursements) arising out of death, bodily injury or property damage resulting from any act of Buyer or its agents, engineers or consultants in connection with such inspections and testing. The foregoing indemnity shall survive the Closing or, if the Closing does not occur, the termination of this Agreement, for a period of one (1) year after such Closing or termination.

          4.3. During the Inspection Period, Seller and Buyer shall work together in drafting a mutually acceptable non-solicitation agreement, as referenced in Section 10.3(v) hereof.

          4.4. In the event that Buyer shall have notified Seller in writing at or before the expiration of the Inspection Period that it does not intend to proceed with the acquisition of the Property, then this Agreement shall terminate, the Escrow Agent shall return forthwith to Buyer the Deposit, together with all interest earned thereon (without necessity of Escrow Agent receiving any consent or affirmation from Seller), and neither party shall have any further liability or obligation to the other hereunder, except for those obligations which specifically survive termination as set forth herein. If Buyer has not terminated this agreement by the end of the Inspection Period, the Deposit shall immediately become at risk and non refundable to Buyer except in the event of any default by Seller hereunder.

                                      -2-

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     5.   Covenants, Representations and Warranties of Seller. As of the
Effective Date, Seller covenants, represents and warrants to Buyer as follows:

          5.1. Authority. Seller is a duly formed and validly existing corporation under the laws of Delaware and is qualified to do business in Arizona. Seller has taken all corporate, partnership, individual or other action necessary to approve and effect the transactions contemplated hereby and authorize execution of this Agreement by the individuals who are executing it. No consents of any third parties are required.

          5.2. Absence of Conflicting Agreements. The execution and delivery of this Agreement and the other agreements, documents and instruments required to be delivered by Seller to Buyer at the Closing ("Seller's Transaction Documents") and the performance by Seller of their respective terms, do not and will not, with or without the giving of notice, lapse of time or both:

                (i) conflict with, or constitute a breach of or a default under, or violate or give to any third party any rights under:

                       (a) any law, statute, rule, regulation, code, judgment, ordinance, order, writ, injunction, decree, ruling or requirement of any court or governmental authority (collectively, "Laws") applicable to the Seller or affecting all or any portion of the Property or by which the Seller or the Business is bound;

                       (b) the articles of incorporation or by-laws of Seller and its affiliates; or

                       (c)  any contract to which Seller is a party; or

                (ii) create any Liens (as defined below) on any of the Property in favor of third parties or give rights to third parties other than Buyer.

          5.3. Approvals. Other than notice of sale and prepayment of the portion of the loan applicable to this Property to be given to Fleet Bank, no consent, waiver, approval, license or authorization of, or filing, registration or qualification with, or notice to, any governmental authority or any other person or entity is required to be made, obtained or given by in connection with the execution, delivery and performance by Seller or its affiliates of this Agreement or any of Seller's Transaction Documents.

          5.4.  Judgments and Litigation. As of the Closing:

          (i) To Seller's best knowledge, there are no, and there have not been any, claims, actions, suits, proceedings (arbitration or otherwise), inquiries or investigations, pending or threatened, involving or affecting the Business or the Property, before or by any court or governmental agency or instrumentality, or before an arbitrator of any kind relating to or arising out of the construction, ownership, management or operation of all or any portion of the Property, including but not limited to proceedings for condemnation,

                                      -3-

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                eminent domain actions, alleged building code or zoning
                violations, personal injuries or property damage

          (ii) There is no claim, action, suit, proceeding, inquiry or investigation presently threatened or contemplated that questions the validity of this Agreement or any of Seller's Transaction Documents or the transactions contemplated hereby or thereby. If any such action, suit or proceeding is commenced after the date of Closing and if the same relates to or arises out of the ownership, management or operation of the Property prior to Closing, then Seller shall cause its insurer to insure and defend against the same. In the event any proceeding of the character described in this paragraph is initiated prior to Closing, Seller shall promptly advise Buyer thereof in writing.

          (iii) To Seller's best knowledge, there are no outstanding orders, writs, injunctions, fines, citations, penalties, decrees or unsatisfied judgments of any court, governmental agency or instrumentality or arbitrator against or affecting the Property or the Business.

          (iv) Seller will be responsible for payment of the Principal's contract through date of closing and will be responsible and settle with the Principal any unpaid vacation due Principal at time of closing and will assign the contract with Principal to Buyer at closing.

          5.5. Taxes. To Seller's best knowledge, and except as to real property taxes and assessments not yet due and owing, all taxes levied or assessed against the Property and any penalties or interest due and payable thereon prior to Closing, and all assessments of any kind levied prior to Closing, if any, will have been paid in full and all appropriate tax returns relating to the same filed with the proper authorities. No portion of the Property is subject to or is affected by any special assessment whether or not there is presently a lien thereon and, to the knowledge of the Seller, no such assessment has been proposed.

          5.6. Absence of Certain Changes. To Seller's best knowledge and from the date Seller acquired the Property, there has not been any material adverse change in the condition (financial or otherwise) of the Business or the Property or any event, condition or contingency that is likely to result in such any such material adverse change, and Seller and Seller's predecessor(s) in interest have not:

          (i) except as disclosed to Buyer in writing, sold, assigned, leased, transferred, mortgaged, pledged or imposed any Lien on any of the Property; or

          (ii) suffered any damage, destruction or loss, whether or not covered by insurance, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of delivery of supplies or utility services used in or required to conduct the Business, or suffered any change in its financial condition or in the nature of its business or operations which will have an adverse effect on the operations, assets, properties or prospects of the Business or the Property.

          (iii) Title to the Property. Seller has good and valid title to the Property, free

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                and clear of any and all liens, charges, claims, security
                interests, mortgages, tenancies, licenses, covenants, conditions, rights of way, easements, encroachments, deeds of trust, pledges, restrictions and encumbrances of any nature whatsoever (collectively, "Liens"), subject only to the items set forth in Exhibit "B" to be attached hereto upon Buyer's review and approval of the "Title Commitment" (as defined below), and including real property taxes and assessments not yet due and owing (collectively, "Permitted Exceptions"). At Closing, such title will be indefeasibly transferred to Buyer. Within ten (10) days after the Effective Date of this Agreement, Seller shall deliver to Buyer a commitment for title insurance (the "TitleCommitment"), issued by First American Title Insurance Company (the "Title Insurer"), including copies of all title exceptions shown on the Title Commitment (including without limitation copies of any covenants, conditions and restrictions applicable to the Property). Buyer shall be deemed to have approved the condition of title to the Property and the results of its review of such title matters and other documents pertaining to the Property unless Buyer delivers written notice of disapproval to Seller and Title Insurer within fifteen (15) days after Buyer's receipt of the Title Commitment, after which, any such title matters as to which Buyer does not deliver timely notice of disapproval shall be deemed to be Permitted Exceptions, and such Permitted Exceptions shall be attached hereto as Exhibit "B," as aforesaid.

          5.7. No Other Agreements. Other than this Agreement Seller does not have any currently binding contract, arrangement or understanding relating to the sale or other disposition of the Property or the assets of the Business (or any substantial portion thereof).

          5.8. Brokers. No person or entity acting on behalf of Seller or any of its respective affiliates or under the authority of any of the foregoing is or will be entitled to, any brokers', advisors' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement, other than fees payable to Colliers International ("Broker") (which fee will be paid by Seller). Seller and Buyer shall indemnify each other against any and all claims for such commissions, fees, and other payments claimed by any party other than Broker.

          5.9. Charter School. Seller is able to operate the Business in compliance in all material respects with all Laws. Seller owns, possesses or has the legal right to use all of the permits, registrations, franchises, licenses, approvals, accreditations and other authorizations relating to the Property or the Business (collectively, the "Permits"), free and clear of any and all Liens, which are necessary to operate the Business as a charter school.

          5.10. Survey. Within thirty (30) days from the Effective Date of this Agreement, Seller will deliver to Buyer a copy of the ALTA As-Built Survey of the Property prepared by Landmark Engineering, updated May 19, 2002 ("Survey"). There shall have been no alterations or additions to, alterations of or conveyances from the Property or the matters shown

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on the Survey since the date thereof. Buyer shall have seven (7) days from the receipt of the Survey to deliver written notice to Seller of Buyer's approval or disapproval of said Survey. If such notice is not delivered to Seller within that period, the Survey shall be deemed approved. Any additional surveys or an update to the existing Survey that may be required by Buyer or its lender shall be performed by Buyer at Buyer's expense.

          5.11. Environmental Matters. Within twenty-one (21) days after the Effective Date of this Agreement, Seller shall cause to be performed, and shall deliver to Buyer, a Phase I Environmental Site Assessment for the Property (the "Phase I Report"). To the best of Seller's knowledge, information and belief, and without independent investigation, and other than as may be disclosed in the Phase I Report to be obtained, no polluting, toxic or hazardous substances have been used, generated, treated, stored, released, discharged or disposed of by the businesses conducted on the Property by Seller at any time. No notification of release of a "hazardous substance" or "hazardous waste" as such terms are defined in and pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., or the federal Clean Water Act (33 U.S.C. Section 1251 et seq.), or any other federal, state or local environmental law, regulation or ordinance has been received by Seller and, to the best of Seller's knowledge, none has been filed as to the Property. No PCBs, petroleum or petroleum based substances, friable asbestos or formaldehyde-based insulation items are or have even been used by Seller on or about the Property in violation of any statutory or regulatory standard.

          5.12. Seller's Delivery Items. In addition to the other items required to be delivered by Seller pursuant to this Agreement, within ten (10) days after the Effective Date of this Agreement, Seller shall also deliver to Buyer the following items:

                (i)    copy of any Certificates of Occupancy;

                (ii)   soil studies;

                (iii) prior surveys (other than the "Survey") in Seller's possession;

                (iv)   copies of building plans in Seller's possession;

                (v) copies of any roof, HVAC, building and contractor/vendor agreements, service contracts and warranties applicable to the Property and in Seller's possession;

                (vi) a detailed list of all trade fixtures and the Personal Property, including but not limited to, office furniture, school desks, computers, playground equipment and other Personal Property used in the operation of the Business. Such list shall be attached to this Agreement as Exhibit "C";

                (vii) a copy of the operating records for the Business for the preceding 24 months;

                (viii) a copy of the existing school curriculum presently in use, provided, however, that such curriculum shall be confidential and shall not be

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                       used by Buyer in any manner other than pursuant to the
                       license to be granted at Closing, pursuant to this Agreement;

                (ix) copies of all employment contracts and benefits packages applicable to the operation of the school; and

                (x) copies of the operating statements filed with the State of Arizona.

          5.13. Condition of Property. To the best of Seller's knowledge, information and belief and without independent investigation, there is no material latent or patent structural, mechanical or other significant defect or deficiency in or damage to the Improvements, including the roof, structure, walls, heating, ventilation, air conditioning, plumbing, electrical, drainage, fire alarm, communications, sprinkler, security and exhaust systems and their component parts, or other improvements on or forming a part of the Property.

          5.14. Mechanics' Liens. At the Closing, there shall be no mechanics', material suppliers', or other similar Liens against the Property or any portion thereof nor any work previously performed or in progress at, nor any materials furnished to, the Property which, though not then the subject of, might give rise to, mechanics', material suppliers', or other Liens against the Property or any portion thereof which will not be discharged (or properly bonded off through the Title Insurer) prior to the Closing. If any lien for such work is filed after Closing hereunder, Seller shall promptly discharge the same at its cost.

          5.15. "FIRPTA." Seller is not a "foreign person" as defined in Section 1445(f) (3) of the Internal Revenue Code.

          5.16. Exhibits. Each Exhibit which is attached hereto is hereby made a part of this Agreement.

          5.17. Accuracy. No representation or warranty by Seller contained herein, and no statement or other information contained in any Exhibit, certificate or other instrument furnished or to be furnished to Buyer pursuant hereto or in connection with the transactions contemplated hereunder contains, or at the Closing shall contain, any untrue statement of a material fact or omits or shall omit to state a material fact necessary to make it not misleading.

     6. Covenants, Representations and Warranties of Buyer. In addition to the other covenants of Buyer contained in this Agreement, Buyer also covenants, represents and warrants to Seller as follows:

          6.1. Authority. Buyer has taken all action necessary to approve and effect the transactions contemplated hereby and authorize execution of this Agreement by the individuals who are executing it. Buyer is a duly formed and validly existing limited liability company of the State of Arizona and, to the extent required, is properly qualified to do business in the jurisdiction where the Property is located.

          6.2. No Breach. The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, Buyer's organizing documents, any agreement of Buyer or any instrument to which Buyer is a party or by which Buyer is bound, or any judgment, decree or order of any court or governmental body, or any law, rule or regulation applicable to Buyer.

          6.3. Accuracy. No representation or warranty by Buyer contained herein, and no statement or other information contained in any certificate or other instrument furnished or to be furnished to Seller pursuant hereto or in connection with the transactions contemplated hereunder contains, or at the Closing shall contain, any untrue statement of a material fact or omits or shall omit to state a material fact necessary to make it not misleading.

          6.4. New Charter. Buyer shall be solely responsible for obtaining, at Buyer's sole expense, a new charter for the Desert Heights Charter School by the date of Closing. Further, Buyer shall obtain, at its sole expense, the required childcare license from the applicable governmental authority by the date of Closing.

     7. Conditions Precedent to Buyer's Obligations. Except as otherwise expressly stated in this Agreement, all of Buyer's obligations hereunder (including, without limitation, its obligation to purchase and accept the Property from Seller) are expressly conditioned on the satisfaction at or before the time of Closing hereunder or at or before such earlier time as may be expressly stated below, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Buyer, at Buyer's option):

          7.1. Accuracy of Representations. All of the representations and warranties of Seller contained in this Agreement shall have been true and correct when made, and shall be true and correct on the date of Closing with the same effect as if made on and as of such date. To evidence the foregoing, there shall be delivered to Buyer at Closing a certificate to that effect, dated the date of Closing, which certificate shall have the effect of a representation and warranty of Seller made on and as of the date of Closing. Additionally, such certificate shall state that the representations and warranties set forth in
Section 5 are also being made as of the date of Closing.

          7.2. Performance. Seller shall have performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder.

          7.3. Documents and Deliveries. All of Seller's Transaction Documents required on Seller's part to effect this Agreement and the transactions contemplated hereby, all as set forth herein, shall be delivered to Buyer and shall be in form and substance consistent with the requirements herein and otherwise reasonably satisfactory to Buyer and its counsel.

          7.4. Inspection; Access. Except as set forth hereafter, Buyer shall have conducted an inspection of the Property and all documents referenced in this Agreement that Buyer desires to inspect during the Inspection Period.

          7.5. Financing. By the date of Closing, Buyer shall have secured financing for the acquisition of the Property by way of Industrial Development Authority Bonds.

          7.6. Title Insurance. Title Insurer shall be prepared to issue an ALTA Extended Owner's Policy, as amended from time to time, insuring Buyer's title to the Property including, to the extent applicable, insurance of easements appurtenant, affirmative coverage

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against mechanics' Liens, and subject only to the Permitted Exceptions ("ALTA
Title Policy"). Additionally, Title Insurer shall be prepared to issue an ALTA Lender's Policy if applicable.

     8. Conditions Precedent to Seller's Obligations. All of Seller's obligations hereunder (including, without limitation, its obligation to sell and convey the Property to Buyer) are expressly conditioned on the satisfaction at or before the time of Closing hereunder or at or before such earlier time expressly stated below, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Seller, at Seller's option):

          8.1. Accuracy of Representations. All of the representations and warranties of Buyer contained in this Agreement shall have been true and correct when made, and shall be true and correct on the date of Closing with the same effect as if made on and as of such date. To evidence the foregoing, there shall be delivered to Seller at Closing a certificate to that effect, dated the date of Closing, which certificate shall have the effect of a representation and warranty of Buyer made on and as of the date of Closing.

          8.2. Buyer's Performance. Buyer shall have performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder.

          8.3. Documents and Deliveries. All instruments and documents required on Buyer's part to effect this Agreement and the transactions contemplated hereby, all as set forth herein, shall be delivered to Seller and shall be in form and substance consistent with the requirements herein and otherwise reasonably satisfactory to Seller and its counsel.

          8.4. No Termination. This Agreement cannot be terminated by Seller between the date of the execution of this agreement and deposit of requisite sums into escrow and the closing date absent a violation of the non-solicitation agreement (or be deemed terminated) except Buyer may terminate this Agreement pursuant to Section 4.1 hereof.

     9.   Default and/or Failure of Conditions.

          9.1. In the event Seller shall not be able to convey title to the Property on the date of Closing in accordance with the provisions of this Agreement, and such inability is not due to a default by Seller, then Buyer shall have the option, exercisable by written notice to Seller at or prior to Closing, of either (a) accepting at Closing such title as Seller is able to convey with no deduction from or adjustment of the Purchase Price except for an adjustment equal to the amount of any lien, judgment or other encumbrance of an ascertainable and liquidated amount together with interest and penalties thereon, if any, or (b) terminating this Agreement, and thereupon all obligations, liabilities and rights of the parties under this Agreement shall terminate, and the Deposit shall be returned to Buyer, together with all interest earned thereon. .

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          9.2.  If all of the conditions precedent to Closing set forth in this
Agreement have not been fully satisfied by the date of Closing, the Buyer shall have the option of either (a) waiving any unsatisfied condition precedent and proceeding to Closing, or (b) terminating this Agreement, and thereupon all obligations, liabilities and rights of the parties under this Agreement shall terminate, and the Deposit shall be returned to Buyer, together with all interest earned thereon. Notwithstanding the foregoing, a failure of the bond financing condition set forth in paragraph 7.5 shall not entitle Buyer to a refund of the deposit

          9.3. If the inability to convey title or the failure of condition is due to the breach by Seller in default of its obligations hereunder, then Buyer's remedies in respect thereof shall not be limited by the foregoing provisions of this Section and Buyer shall be permitted to exercise forthwith the remedy of specific performance against the Seller.

          9.4. In the event Buyer is in default under this Agreement at or prior to Closing and if as a result thereof a Closing hereunder shall not occur on or before the scheduled date of Closing, then Seller shall, as its sole remedy therefor, be entitled to retain the Deposit, together with all interest earned thereon, as liquidated damages (and not as a penalty) in lieu of, and as full compensation for, all other rights or claims of Seller against Buyer by reason of such default; and thereupon this Agreement shall terminate and the parties shall be relieved of all further obligation and liability hereunder.

     10.  Closing and Escrow.

          10.1. Escrow Instructions. Upon execution of this Agreement, the parties hereto shall deposit a copy of an executed counterpart of this Agreement with Escrow Holder and this instrument shall serve as the instructions to Escrow Holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Escrow Holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

          10.2. Date of Closing. Unless otherwise agreed to in writing by the parties, escrow shall close on or before May 31, 2003 at the offices of the Escrow Holder unless another time, date or place is agreed to in writing by both Seller and Buyer.

          10.3 Seller's Deliveries. At Closing, Seller shall deliver to Buyer the following:

                (i) A special warranty deed to the Property ("Deed"), an Affidavit of Property Value ("Affidavit") in the forms attached as Exhibits "D" and "E," respectively, duly executed and acknowledged by Seller, conveying Seller's interest in the Property to Buyer. The Deed and Affidavit shall be in proper form for recording.

                (ii) The Assignment of Guaranties, Permits and Warranties in the form of Assignment attached as Exhibit "F," duly executed by Seller, quitclaiming to Buyer all of Buyer's right, title and interest (if any) in

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                       any existing assignable guaranties, permits and
                       warranties issued in connection with the construction, improvement, alteration or repair of the Property, including the Improvements, together with (to the extent available through commercially reasonable efforts) the original or copies of (A) each such guaranty, permit and warranty, (B) all certificates of occupancy, licenses, permits, authorizations, consents and approvals required by law and issued by any governmental or quasi-governmental authority having jurisdiction over the Property and/or the Business, (C) all certificates, if any, issued by the local board of fire underwriters (or other body exercising similar functions), and (D) all other Permits and certificates required hereunder.

                (iii) A license agreement ("License Agreement") granting to Buyer a 5 year revocable license to use Seller's existing Desert Heights Charter School curriculum, in the form attached hereto as Exhibit "G."

                (iv) An estoppel certificate executed on behalf of the Talavi Business Park verifying that Seller has made all payments required pursuant to the Declaration of Covenants, Conditions and Restrictions for the Talavi Business Park ("CCR"), and that Seller in not in default of any of the requirements and obligations imposed upon Seller pursuant to the CCR, including any property maintenance and management agreements.

                (v) An assignment to Buyer of the right to use the trade name "Desert Heights Charter School."

                (vi) A reciprocal agreement between Sellers, as the operator of the Fletcher Heights Charter School. and Buyer, as the operator of the Desert Heights Charter School, providing that neither party shall solicit the other party's teachers, administrative staff or students for its own school (the "Non-Solicitation Agreement"). The form of such agreement shall be drafted and agreed upon during the Inspection Period.

                (vii) A complete set of as-built architectural and engineering drawings, utilities layout plans, topographical plans and the like used in the construction, improvement, alteration or repair of the Improvements.

                (viii) The originals or copies of all records and of all other materials identified in the Exhibits hereto and then in Seller's possession, and all other records and files relating to the construction, operation and maintenance of the Property (all of which Buyer shall make available to Seller for a period of three (3) years after Closing).

                (ix) Such affidavits as the Title Insurer shall require in order to issue policies of title insurance free of any exceptions for unfiled mechanics' or materialmen's Liens for work performed prior to Closing.

                (x) Copies of each bill for current real estate and ad valorem taxes.

                (xi)   The certificate required by Section 5.12(i) hereof.

                (xii) The Foreign Investors Real Property Tax Act Certification and Affidavit.

                (xiii) All other instruments and documents required on the part of Seller to effectuate this Agreement and the transactions contemplated thereby.

          10.4 Buyer's Deliveries. At Closing, Buyer shall deliver to Seller the following (all in form and substance satisfactory to Seller and Seller's counsel):

                (i) The balance of the Purchase Price; provided that the amount of any interest on the Deposit and any other sums deposited by Buyer prior to the Closing shall be credited or refunded to Buyer.

                (ii)   The certificate required by Section 6.4 hereof.

                (iii)  The License Agreement executed by Buyer.

                (iv) The Affidavit of Property Value in the form attached as Exhibit "E," duly executed by Buyer.

                (v)    The Non-Solicitation Agreement executed by Buyer.

     11.  Apportionments; Taxes; Expenses; Adjustment to Purchase Price.

          11.1. Apportionments. All expenses and obligations relating to the operation of the Property prior to the Closing (including, without limitation, costs, expenses and obligations arising pursuant to real estate taxes, maintenance of the Improvements, utilities and insurance premiums) shall be paid by Seller, and all such amounts relating to the Property after Closing shall be the obligation of the Buyer. In furtherance of the foregoing, all real estate taxes, charges and assessments affecting the Property shall be prorated on a per diem basis as of midnight of the day preceding the date of Closing, disregarding any discount or penalty and on the basis of the fiscal year of the authority levying the same. If any of the same have not been finally assessed, as of the date of Closing, for the current fiscal year of the taxing authority, then the same shall be adjusted at Closing based upon the most recently issued bills therefor, and shall be re-adjusted immediately when and if final bills are issued; but if on the date of Closing the Property shall be affected by any special assessment, then all unpaid installments of such special assessment which are due and payable prior to Closing shall be paid and discharged by Seller at Closing, and the Buyer shall assume the responsibility to pay any such special assessment installments due after Closing.

          11.2. Expenses. Subject to any applicable limitations set forth below, Seller and Buyer shall pay for expenses incurred in connection with this Agreement and the transactions contemplated hereby, as set forth below:

                (i) All recording charges incident to the recording of each of the documents which are to be recorded pursuant to this Agreement shall be shared by the parties in accordance with local custom. There is currently no real estate transfer tax in the state of Arizona, however if such a tax is promulgated and is effective as of the date of Closing, such tax will be shared equally by Seller and Buyer.

                (ii) All expenses related to any mortgage/deed of trust given by Buyer to any lender of Buyer in connection with the financing of the Purchase Price shall be paid for by Buyer.

                (iii) The title insurance premium for a Standard Coverage ALTA Owner's Policy, insuring Buyer in the amount of the Purchase Price, shall be paid for by the Seller. If Buyer desires an Extended Coverage Owner's Policy, Buyer shall pay the additional costs incurred for same. Buyer shall pay the costs relating to the issuance of any ALTA Loan Policy to be issued to Buyer's lender.

                (iv) All escrow fees and charges will be shared by the parties according to local custom.

                (v) Each party will pay its own legal, accounting and appraisal fees.

                (vi) All other costs and expenses stated elsewhere in this Agreement to be borne by either Seller or Buyer shall be paid as previously provided for herein.

     12. Undertakings by Seller and Buyer. In addition to the obligations required to be performed hereunder by Seller and Buyer at Closing, Seller and Buyer each agrees to perform such other acts, and to execute, acknowledge and deliver, prior to, at or subsequent to Closing, such other instruments, documents and other materials as the other may reasonably request and as shall be necessary in order to effect the consummation of the transactions contemplated hereby and to vest title to the Property in Buyer, including:

          12.1. Teacher Contracts. Seller will negotiate the new teacher contracts (see attached Exhibit "___" referencing the name of the teacher and the proposed and/or agreed upon salary for each teacher) with teachers for the coming year on terms and conditions that have been agreed to between buyer and seller. Seller will assign to buyer at closing all such teacher contracts.

          12.2. Seller's Continuing Wage Payment Obligation. Seller agrees that it will pay all accounts payable through date of closing and all payments due on existing teacher contracts, including payments that may fall due after date of closing due to teacher election to receive contract payments over a twelve month period.

     13. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by U.S. mail, registered or certified, return receipt requested, postage prepaid, or by overnight delivery service showing receipt of delivery, or by personal delivery, or by facsimile transmission (provided, however, that such facsimile transmission shall not be effective unless followed up by one of the other methods of notification within one (1) business day thereafter. Notices as aforesaid shall be effective upon the earlier of actual receipt, or twenty-four (24) hours after deposit with the messenger or delivery service, or the next business day after delivery to an overnight delivery service, or within three (3) days after the deposit in the U.S. mail, or upon confirmation of transmission by facsimile (subject to the above condition regarding facsimile notices). Notices shall be sent to:


     If to Seller:

     Nobel Learning Communities, Inc.
     1615 West Chester Pike
     West Chester, Pennsylvania 19382
     Attn: President
     Phone: 484-947-2000
     Fax: 484-947-2003

     with copies to:

     Nobel Learning Communities, Inc.
     1615 West Chester Pike
     West Chester, Pennsylvania 19382
     Attn: General Counsel
     Phone: 484-947-2000
     Fax: 484-947-2003


And to:

     David J. Larsson, Esq.
     Marvin, Larsson, Henkin & Scheuritzel
     1500 Market Street
     Centre Square West, Suite 3510
     Philadelphia, PA 19102
     Phone: 215-656-4200
     Fax: 215-656-4202

     If to Buyer:

     Parents in Partnership, Inc.
     C/O Mr. Richard Waterhouse
     Mr. John Huppenthal
     3326 S. Los Feliz Drive
     Tempe, Arizona 85282
     Phone:  480-897-8258
     Fax: _________________


     with a copy to:
     Law Offices of Michael E. St.George, P.C.
     440 E. Southern Avenue
     Temp, Arizona  85282
     (O) 480-968-9068
     (F) 480-968-0436
     E-mail: stgeorge@stgeorgelaw.com

     14.  Miscellaneous.

          14.1. Assignability. Buyer intends to form a non-profit corporation which will take title to the Property and operate the Business. Buyer may freely assign or transfer any portion or all of its rights or obligations under this Agreement to such entity at or prior to Closing. Upon any such assignment, the assignee shall be deemed to be Buyer hereunder for all purposes hereof and have all the rights of Buyer hereunder, and the assignor shall be relieved from all liability or obligation hereunder.

          14.2. Governing Law; Parties in Interest. This Agreement shall be governed by the law of the State of Arizona, and shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and personal representatives.

          14.3. Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act or event from which the designated period of time begins to run will not be included. The last day of the period so computed will be included, unless it is a Saturday, Sunday or legal holiday in Arizona, in which event the period runs until the end of the next day which is not a Saturday, Sunday or such legal holiday.

          14.4. Recording. This Agreement shall not be recorded in any place of public record, and if Buyer shall record this Agreement or cause or permit the same to be recorded without Seller's express written consent thereto, Seller may, at Seller's option, elect to treat such act as a breach of this Agreement and cause the same to be removed from record at Buyer's expense.

          14.5. Time of the Essence. All times, wherever specified herein for the performance by Seller or Buyer of their respective obligations hereunder, are of the essence of this Agreement.

          14.6. Headings. The headings preceding the text of the paragraphs and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

          14.7. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          14.8. Exhibits. All Exhibits which are referred to herein and which are attached hereto or bound separately and initialed by the parties are expressly made and constitute a part of this Agreement.

          14.9. Survival. All covenants, representations, warranties and other provisions herein shall survive Closing and delivery of the Deed for a period of one (1) year from the date of Closing.

          14.10. Entire Agreement; Amendments. This Agreement and the Exhibits hereto set forth all of the promises, covenants, agreements, conditions and undertaking between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained herein. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party or parties against whom enforcement of any waiver, change, modification, consent or discharge is sought.

          14.11 Dispute Costs. In the event any dispute between the parties with respect to this Agreement results in litigation or other proceedings, the prevailing party shall be reimbursed by the party not prevailing in such proceeding for all reasonable costs and expenses, including, without limitation, reasonable attorneys' and experts' fees and costs incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

          14.12. Confidentiality. Seller and Buyer agree that no press or other publicity release or communication to the general public concerning the proposed purchase will be issued without the other party's prior written approval.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                          SELLER:
                                          -------

Attest:                                   Nobel Learning Communities, Inc.

Yvonne DeAngelo
---------------
                                          By:    /s/ John R. Frock
                                                 -------------------------------
                                          Name:  John R. Frock
                                                 -------------------------------
                                          Title: Vice Chairman
                                                 -------------------------------
                                          Date Signed: March 20, 2003
                                                       -------------------------


                                          BUYER:
                                          ------

                                          PARTNERSHIP WITH PARENTS, INC.

                                          /s/ Richard Waterhouse
                                          --------------------------------------
                                          Richard Waterhouse, Director
                                          Date Signed: March 20, 2003
                                                       -------------------------


                                          /s/ John Huppenthal
                                          --------------------------------------
                                          John Huppenthal, Director
                                          Date Signed: March 19, 2003
                                                       -------------------------

                             JOINDER BY ESCROW AGENT
                             -----------------------

     Security Title Agency, the Escrow Agent named and identified as such in the foregoing Agreement, intending to be legally bound hereby, has joined in the execution thereof solely for the purposes of agreeing to perform its obligations as Escrow Agent as provided for in this Agreement.

                                SECURITY TITLE AGENCY


Dated: 3/21/03          By: /s/ Phyllis Lepain
      -----------           ----------------------------------

                             -----------------------

                              SCHEDULE OF EXHIBITS

                             -----------------------

Exhibit A  Property

Exhibit B  Permitted Exceptions

Exhibit C  List of Personal Property (to be attached subsequent to Effective
           Date)

Exhibit D  Warranty Deed

Exhibit E  Affidavit of Property Value

Exhibit F  Assignment of Guaranties, Permits and Warranties

Exhibit G  License Agreement

                                    Exhibit A
                              Property Description

                                    Exhibit B

                              Permitted Exceptions

                                    Exhibit C
                            List of Personal Property

                                    Exhibit D
                                  Warranty Deed

                                    Exhibit E
                           Affidavit of Property Value

                                    Exhibit F
                Assignment of Guaranties, Permits and Warranties

                                    Exhibit G
                                License Agreement